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                             JOINT FILING AGREEMENT



                  JOINT FILING AGREEMENT, dated as of the 3rd day of April, 1998, among BRIAN D. FITZGERALD, FGS, INC., CAPITAL PARTNERS, INC., CP ACQUISITION, L.P. NO. 1 and FGS PARTNERS, L.P. (COLLECTIVELY, THE "JOINT FILERS").

                  WHEREAS, pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

                  1. Amendment No. 9 to the Schedule 13D with respect to the Class A Common Stock, par value $.01 per share, of Security Capital Corporation (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

                  2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein contained.

                  3. Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
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                  IN WITNESS WHEREOF, the undersigned have caused this Joint
Filing Agreement to be duly executed and delivered as of the date first above written.



 /s/Brian D. Fitzgerald               FGS PARTNERS, L.P.
-------------------------------       By Capital Partners, Inc.
BRIAN D. FITZGERALD                      General Partner



                                      By:  /s/A. George Gebauer
                                           ---------------------------
                                              A. George Gebauer
                                              Vice President




CP ACQUISITION, L.P. NO. 1            FGS, INC.
By:  FGS, Inc.
     General Partner
                                      By:  /s/A. George Gebauer
                                           -------------------------
                                              A. George Gebauer
By: /s/A. George Gebauer                      Vice President
   ----------------------------
      A. George Gebauer
      Vice President


CAPITAL PARTNERS, INC.



By: /s/A. George Gebauer
   ----------------------------
   A. George Gebauer
   Vice President